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                                                                   Exhibit 10.38

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                                 FIRST AMENDMENT
                                       TO
                           REVOLVING CREDIT AGREEMENT
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     First Amendment dated as of November 15, 1999 to Revolving Credit Agreement
(the "First Amendment"), by and among FREEDOM SECURITIES CORPORATION, a Delaware corporation (the "Borrower"), BANKBOSTON, N.A. and the other lending institutions listed on SCHEDULE 1 to the Credit Agreement (as hereinafter defined) (collectively, the "Existing Banks"), Wells Fargo Bank, National Association (the "New Bank" and, together with the Existing Banks, the "Banks") and BankBoston, N.A. in its capacity as administrative and documentation agent for the Banks (the "Agent"), amending certain provisions of the Revolving Credit Agreement dated as of August 21, 1998 (as amended and in effect from time to time, the "Credit Agreement") by and among the Borrower, the Existing Banks, the Agent and The Bank of New York in its capacity as syndication agent. Terms not otherwise defined herein which are defined in the Credit Agreement shall have the same respective meanings herein as therein.

     WHEREAS, the New Bank wishes to become a party to the Credit Agreement, and certain of the Existing Banks wish to assign certain portions of their Revolving Credit Loans, and Commitments under the Credit Agreement to the New Bank and certain Existing Banks; and

     WHEREAS, the Borrower has requested, and the Banks have agreed upon the terms and conditions described herein, that the aggregate Commitments of the Banks to extend credit under the Credit Agreement be increased to $100,000,000

     WHEREAS, the Borrower and the Banks have agreed to modify certain other terms and conditions of the Credit Agreement as specifically set forth in this First Amendment;

     NOW, THEREFORE, in consideration of the premises and the mutual agreements contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

     Paragraph 1. AMENDMENT TO SECTION 1 OF THE CREDIT AGREEMENT. Section 1.1 of the Credit Agreement is hereby amended as follows:

     (a) the definition of "Applicable Margin" set forth in the Credit Agreement is hereby amended by deleting the definition in its entirety and restating it as follows:

           APPLICABLE MARGIN. For each period commencing on an Adjustment Date through the date immediately preceding the next Adjustment Date (each a "Rate Adjustment Period"), the Applicable Margin shall be the applicable margin set forth below with respect to the Borrower's Leverage Ratio, as determined for the period ending on the fiscal quarter ended immediately preceding the applicable Rate Adjustment Period.

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
------------------------------------------------------------------------------------------------
                             APPLICABLE       APPLICABLE        APPLICABLE
                             MARGIN FOR       MARGIN FOR        MARGIN FOR
              LEVERAGE       BASE RATE        EURODOLLAR       FEDERAL FUNDS      COMMITMENT
  TIER         RATIO           LOANS          RATE LOANS        RATE LOANS         FEE RATE
------------------------------------------------------------------------------------------------
           Greater than
    1      or equal to          0.00%            1.25%            1.25%             0.20%
           0.25:1.00
------------------------------------------------------------------------------------------------
           Less than
    2      0.25:1.00 but        0.00%            1.125%           1.125%            0.20%
           greater than
           or equal to
           0.15:1.00
------------------------------------------------------------------------------------------------
    3      Less than            0.00%            1.00%            1.00%             0.20%
           0.15:1.00
------------------------------------------------------------------------------------------------

          Notwithstanding the foregoing, (a) for Revolving Credit Loans outstanding and the Commitment Fee Rate during the period commencing on November 15, 1999 through the date immediately preceding the first Adjustment Date to occur after the fiscal quarter ending December 31, 1999, the Applicable Margin shall be set at Tier 3, and (b) if the Borrower fails to deliver any Compliance Certificate pursuant to Paragraph 7.4(c) hereof then, for the period commencing on the next Adjustment Date to occur subsequent to such failure through the date immediately following the date on which such Compliance Certificate is delivered, the Applicable Margin shall be the highest Applicable Margin set forth above.

     (b) the definition of "Balance Sheet Date" is hereby amended by deleting the date "December 31, 1997" which appears in such definition and substituting in place thereof the date "December 31, 1998";

     (c) the definition of "Revolving Credit Loan Maturity Date" is hereby amended by deleting the date "August 21, 2001" which appears in such definition and substituting in place thereof the date "November 15, 2003"; and

     (d) Section 1.1 of the Credit Agreement is further amended by inserting the following definition in the appropriate alphabetical order:

          CONSOLIDATED TOTAL INTEREST EXPENSE. For any period, the aggregate amount of interest required to be paid or accrued by the Borrower and its Subsidiaries during such period on all Funded Debt of the Borrower and its Subsidiaries outstanding during all or any part of such period, whether such interest was or is required to be reflected as an item of expense or capitalized, including payments consisting of interest in respect of any Capitalized Lease or any Synthetic Lease and including commitment fees, agency fees, facility fees, balance deficiency fees and similar fees or expenses in connection with the borrowing of money.

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     Paragraph 2. AMENDMENT TO SECTION 4 OF THE CREDIT AGREEMENT. Section 4 of
the Credit Agreement is hereby amended as follows:


     (a) Section 4.5 of the Credit Agreement is hereby amended by deleting Paragraph 4.5 in its entirety and restating it as follows:

           4.5. INABILITY TO DETERMINE EURODOLLAR RATE; DISCRETIONARY LENDING FOR FEDERAL FUNDS RATE LOANS.

           4.5.1. INABILITY TO DETERMINE EURODOLLAR RATE. In the event, prior to the commencement of any Interest Period relating to any Eurodollar Rate Loan, the Agent shall determine that adequate and reasonable methods do not exist for ascertaining the Eurodollar Rate that would otherwise determine the rate of interest to be applicable to any Eurodollar Rate Loan during any Interest Period, the Agent shall forthwith give notice of such determination (which shall be conclusive and binding on the Borrower and the Banks) to the Borrower and the Banks. In such event (a) any Loan Request or Conversion Request with respect to Eurodollar Rate Loans shall be automatically withdrawn and, unless a Federal Funds Rate Loan is elected by the Borrower pursuant to Paragraph 2.6, shall be deemed a request for Base Rate Loans, (b) each Eurodollar Rate Loan will automatically, on the last day of the then current Interest Period relating thereto, become a Base Rate Loan, and (c) the obligations of the Banks to make Eurodollar Rate Loans shall be suspended until the Agent or the Majority Banks determines that the circumstances giving rise to such suspension no longer exist, whereupon the Agent, or, as the case may be, the Agent upon the instruction of the Majority Banks, shall so notify the Borrower and the Banks.

           4.5.2. DISCRETIONARY LENDING. Notwithstanding any other provision herein, for the period from December 1, 1999 through and including January 15, 2000 (the "Funding Period"), the Banks shall have no obligation to make or maintain any Federal Funds Rate Loans (including, without limitation, a conversion of a Revolving Credit Loan of another Type into a Federal Funds Rate Loan), and any and all such Federal Funds Rate Loans so made shall be made at the sole and absolute discretion of the Banks. To the extent the Borrower submits a Loan Request during the Funding Period for a Federal Funds Rate Loan, unless all the Banks agree to make such Federal Funds Rate Loan, no such Revolving Credit Loan shall be made, and such Loan Request shall be automatically withdrawn and, unless a Eurodollar Rate Loan is elected by the Borrower pursuant to Paragraph 2.6, shall be deemed a request for Base Rate Loans.

     (b) Section 4.7 of the Credit Agreement is hereby amended by inserting at the end of the text of Paragraph 4.7 the sentence "Each Bank shall allocate such additional amounts among its customers in good faith and on an equitable basis."

     Paragraph 3. AMENDMENT TO SECTION 9 OF THE CREDIT AGREEMENT. Section 9 of the Credit Agreement is hereby amended as follows:

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     (a)   Section 9.2 of the Credit Agreement is hereby amended by (i) deleting the amount "$150,000,000" which appears in Paragraph 9.2(a) and substituting in place thereof the amount "$220,000,000"; and (ii) deleting the date "September 30, 1998" which appears in Paragraph 9.2(a) and substituting in place thereof the date "September 30, 1999"; and

     (b) Section 9 of the Credit Agreement is further amended by inserting immediately after the end of the text of Paragraph 9.2 the following:

           9.3. INTEREST COVERAGE RATIO. The Borrower will not, during any fiscal quarter, permit the ratio of (a) EBITDA for the period of four (4) consecutive fiscal quarters of the Borrower ending on the relevant date to
     (b) Consolidated Total Interest Expense for such period to be less than 4.00:1.00; PROVIDED, HOWEVER, the parties hereto hereby agree that the Borrower shall only be required to demonstrate compliance with this Paragraph 9.3 at such times as any Revolving Credit Loan is outstanding and on the date on which any Revolving Credit Loan is requested and the Drawdown Date thereof.

     Paragraph 4. AMENDMENT TO SCHEDULE 1 OF THE CREDIT AGREEMENT. SCHEDULE 1 of the Credit Agreement is hereby amended by deleting such schedule in its entirety and substituting in place thereof the SCHEDULE 1 attached hereto.

     Paragraph 5. ASSIGNMENT AND ACCEPTANCE.

     (a) For the purposes of the assignment contemplated herein, the provisions of Paragraph 19.1 of the Credit Agreement are hereby waived and the parties hereto hereby consent and agree to such assignment.

     (b) Credit Lyonnais (the "Assignor") hereby sells and assigns to each of BankBoston, N.A., The Bank of New York and Wells Fargo Bank, National Association (collectively, the "Assignees"), and each Assignee hereby purchases and assumes from the Assignor, a certain percentage of the Assignor's rights and obligations under the Credit Agreement as of the effective date hereof, including, without limitation, such percentage interest in the Assignor's Commitment as in effect on the effective date, and the outstanding amount of the Revolving Credit Loans owing to the Assignor on the effective date and the Revolving Credit Note held by the Assignor (such interest being hereinafter referred to as the "Assigned Portion") such that, after giving effect to the assignments contemplated hereby, the Commitment and Commitment Percentage of the Assignor shall be zero, and the respective Commitments and Commitment Percentages of each Assignee (after giving effect to the increase in the Total Commitment contemplated by this First Amendment) shall be as set forth on
SCHEDULE 1 attached hereto, and each Assignee shall have that percentage interest in all Revolving Credit Loans. Notwithstanding any term or provision of Paragraph 19 of the Credit Agreement to the contrary, the execution and delivery hereof by the Assignor, each Assignee, the Agent and the Borrower shall constitute an Assignment and Acceptance delivered in accordance with the Credit Agreement and shall be effective in respect of the assignment contemplated hereby.

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     (c) the Assignor (i) represents and warrants that as of the date hereof, its Commitment and Commitment Percentage is sufficient to give effect to this Assignment and Acceptance; (ii) makes no representation or warranty, express or implied, and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Credit Agreement or any of the other Loan Documents or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Credit Agreement, any of the other Loan Documents or any other instrument or document furnished pursuant thereto or the attachment, perfection or priority of any security interest or mortgage, other than that it is the legal and beneficial owner of the interest being assigned by it hereunder free and clear of any claim or encumbrance; (iii) makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Borrower or any of its Subsidiaries or any other Person primarily or secondarily liable in respect of any of the Obligations, or the performance or observance by the Borrower or any of its Subsidiaries or any other Person primarily or secondarily liable in respect of any of the Obligations of any of its obligations under the Credit Agreement or any of the other Loan Documents or any other instrument or document delivered or executed pursuant thereto; and (iv) requests that in connection with such assignment as set forth herein the Borrower exchange the Revolving Credit Note of the Assignor for new Revolving Credit Notes, each dated as of the effective date hereof payable to the order of each Assignee in the principal amount of the Commitment set forth opposite each Assignee's name on SCHEDULE 1 to the Credit Agreement as amended hereby and each such new note shall be deemed to be a "Note" under the Credit Agreement.

     (d) each Assignee (i) represents and warrants (as to itself only and not as to any other Assignee) that it has received a copy of the Credit Agreement and the other Loan Documents, together with copies of the financial statements referred to in Paragraph 7.4 of the Credit Agreement and such other documents and information as it deems appropriate to make its own credit analysis and decision to enter into this agreement, that it is an Eligible Assignee under the Credit Agreement and that all acts, conditions and things required to be done and performed have occurred prior to the execution, delivery and performance of this assignment, and to render the same the legal, valid and binding obligation of each such Assignee, enforceable against it in accordance with its terms, have been done and performed and have occurred in due and strict compliance with all applicable laws; (ii) agrees that it will, independently and without reliance upon the Assignor, the Agent or any other Bank and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement; and
(iii) appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers under the Credit Agreement and the other Loan Documents as are delegated to the Agent by the terms thereof, together with such powers as are reasonably incidental thereto, and agrees that it will perform in accordance with their terms all of the obligations which by the terms of the Credit Agreement and the other Loan Documents are required to be performed by it as a Bank.

     (e) Upon the effectiveness of the assignment contemplated hereby, the Assignor shall return to the Borrower its Note, marked "Cancelled".

     (f) Upon the effectiveness of the assignment, the Existing Banks and the New Bank shall take all necessary actions with respect to outstanding Revolving Credit Loans to make allocations among such Banks so that each Bank's interest in the outstanding Revolving Credit

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Loans equals its Commitment Percentage after giving effect to the transactions contemplated hereby.

     Paragraph 6. ADDITION OF NEW BANK.

     (a) Each of the Agent and the Borrower consent to the addition of the New Bank as a Bank hereunder such that, after giving effect thereto and as of the effective date hereof, the New Bank shall be a party to the Credit Agreement and shall have the rights and obligations of a Bank thereunder.

     (b) The New Bank (a) represents and warrants that (i) it is duly and legally authorized to enter into this Amendment, (ii) the execution, delivery and performance of this Amendment do not conflict with any provision of law or of the charter or by-laws of the New Bank, or of any agreement binding on the New Bank, (iii) all acts, conditions and things required to be done and performed and to have occurred prior to the execution, delivery and performance of this First Amendment, and to render the same the legal, valid and binding obligation of the New Bank, enforceable against it in accordance with its terms, have been done and performed and have occurred in due and strict compliance with all applicable laws; (b) confirms that it has received a copy of the Credit Agreement, together with copies of the most recent financial statements delivered pursuant to Paragraph 7.4 thereof and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Amendment; (c) agrees that it will, independently and without reliance upon the Agent or any other Bank and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement; (d) appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers under the Credit Agreement and the other Loan Documents as are delegated to the Agent by the terms thereof, together with such powers as are reasonably incidental thereto; and (e) agrees that it will perform in accordance with their terms all the obligations which by the terms of the Credit Agreement are required to be performed by it as a Bank.

     Paragraph 7. CONDITIONS TO EFFECTIVENESS. This First Amendment shall not become effective until the Agent receives the following:

     (a) a counterpart of this First Amendment, executed by the Borrower, the Guarantors, the Banks and the Agent;

     (b) new Notes payable to each Assignee and the New Bank in the amount set forth opposite such Bank's name on SCHEDULE 1 hereto;

     (c) evidence that all necessary corporate action has been taken on the part of the Borrower to authorize the transactions contemplated hereby;

     (d) compliance with all the terms and provisions of the letter agreement between the Agent and the Borrower.

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     Paragraph 8. REPRESENTATIONS AND WARRANTIES. The Borrower hereby repeats, on and as of the date hereof, each of the representations and warranties made by it in Paragraph 6 of the Credit Agreement, and such representations and warranties remain true as of the date hereof (except to the extent of changes resulting from transactions contemplated or permitted by the Credit Agreement and the other Loan Documents and changes occurring in the ordinary course of business that singly or in the aggregate are not materially adverse, and to the extent that such representations and warranties relate expressly to an earlier date), PROVIDED, that all references therein to the Credit Agreement shall refer to such Credit Agreement as amended hereby. In addition, the Borrower hereby represents and warrants that the execution and delivery by the Borrower of this First Amendment and the performance by the Borrower of all of its agreements and obligations under the Credit Agreement as amended hereby are within the corporate authority of each the Borrower and has been duly authorized by all necessary corporate action on the part of the Borrower.

     Paragraph 9. RATIFICATION, ETC. Except as expressly amended hereby, the Credit Agreement and all documents, instruments and agreements related thereto, including, but not limited to the Guaranty, are hereby ratified and confirmed in all respects and shall continue in full force and effect. The Credit Agreement and this First Amendment shall be read and construed as a single agreement. All references in the Credit Agreement or any related agreement or instrument to the Credit Agreement shall hereafter refer to the Credit Agreement as amended hereby.

     Paragraph 10. NO WAIVER. Nothing contained herein shall constitute a waiver of, impair or otherwise affect any Obligations, any other obligation of the Borrower or any rights of the Agent or the Banks consequent thereon.

     Paragraph 11. COUNTERPARTS. This First Amendment may be executed in one or more counterparts, each of which shall be deemed an original but which together shall constitute one and the same instrument.

     Paragraph 12. GOVERNING LAW. THIS FIRST AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE COMMONWEALTH OF MASSACHUSETTS (WITHOUT REFERENCE TO CONFLICT OF LAWS).